AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED
MASTER LOAN AGREEMENT
THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED MASTER LOAN AGREEMENT (this “Amendment”) is made and entered into effective October 11, 2018, by and between the undersigned (“Lender”) and the undersigned, collectively (“Borrower”).
RECITALS
WHEREAS, Borrower and Lender entered into a Second Amended and Restated Master Loan Agreement dated July 20, 2016 (herein, as at any time amended, extended, restated, renewed, supplemented or modified, the “Loan Agreement”), and related loan documents (herein, as at any time amended, extended, restated, renewed, supplemented or modified, collectively the “Loan Documents”).
WHEREAS, Borrower has requested, and Lender has agreed, to (i) restructure the indebtedness under the existing Note and extend an additional $10,000,000 of credit, as evidenced by a new promissory note, and (ii) make modifications to certain covenants in Loan Agreement.
WHEREAS, Borrower and Lender desire to modify the Loan Agreement for the purposes stated herein.
NOW THEREFORE, for good and valuable consideration, Borrower and Lender agree as follows:

1.	The Recitals stated above are hereby incorporated herein by reference and made a part of this Amendment.
2.Except as expressly modified or changed herein, all terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and shall not be changed hereunder.
3.All terms not otherwise defined herein shall have the meaning given such term in the Loan Agreement and the other Loan Documents.
4.The following definition is restated to read as follows:
“Adjusted Consolidated EBITDDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of: (a) Consolidated Net Income; (b) Consolidated Interest Expense; (c) consolidated depreciation expense; (d) consolidated amortization expense; (e) consolidated depletion expense; (f) plus or minus, as the case may be, Consolidated Taxes, all as determined in accordance with GAAP; (g) distributions received by the Borrower and its Wholly Owned Subsidiaries from non-Wholly Owned Subsidiaries, and (h) plus any non-cash expense on the basis of land sold related only to Fee Timberland tract sales, but excluding from the forgoing the net income, interest expense, depreciation expense, amortization expense, depletion expense and income taxes associated with non-Wholly Owned Subsidiaries.

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (PCA)
(Pope Resources, a Delaware Limited Partnership)

4819-6399-3975.2

5.	The definition of “Indebtedness” is amended to add “or financing leases” after the words “Capital Leases” in clause (g).
6.Clause k. of the definition of “Permitted Liens” is amended to read in its entirety as follows: “Liens on Property securing Indebtedness to the extent Indebtedness is permitted under Sections 7.03 f.(vi), (vii), (ix) or (xi) hereof; and”.

7.	Section 2.01 of the Agreement is restated to read as follows:

2.01.
Loans. Subject to the terms and conditions set forth herein, Lender agrees to make Loan No. 6037359, in the amount of $30,000,000, to Borrower, to be used by Borrower (a) for agricultural and/or business purposes (including distributions to Borrower’s unitholders in the ordinary course of business and re-purchases of partnership units as may be approved by Borrower’s board of directors), and (b) to pay Loan fees and all Lender’s reasonable transaction costs. Borrower agrees to pay all Borrower’s Obligations under the other Loan Documents according to their terms.

8.	Clause b. of Section 7.02 is amended by adding the word “and” at the end of clause a., deleting clause b. and re-lettering clause c. as clause b.

9.
Section 7.03.f is amended by adding “or financing” after the word “capital” in clause (iii), deleting the word “and” before clause (x), substituting “; and” in lieu of the period at the end of clause (x), and adding the following new clause: “(xi) Permitted Swap Contracts.”

10.	Section 9 of the Agreement is deleted in its entirety and replaced with the following:
9.    Reserved.

11.
Borrower hereby reaffirms that certain Environmental Indemnity dated June 10, 2010 (the “Environmental Indemnity”), by Borrower in favor of Lender, and acknowledges that the Environmental Indemnity (a) is valid, subsisting and enforceable and (b) covers all real estate of Borrower pledged to Lender as collateral for the Loan, whether existing on or prior to the date hereof and hereafter pledged and including, without limitation, the real estate located in Jefferson County, Washington and King County, Washington added to the Collateral Pool concurrently herewith. Borrower further acknowledges that its liability under the Environmental Indemnity is not and will not in any way be discharged, diminished, impaired or otherwise affected by the execution and delivery of this Amendment.

12.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Amendment shall not be construed as a waiver of any future rights or obligations under the Loan Documents. This Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Loan Documents. Each of the Loan Documents, agreements and instruments creating, evidencing and securing the repayment of the Note shall remain in effect and is valid, binding and enforceable according to its terms, except as modified by this Amendment. Time is of the essence in the performance of the Loan Agreement and the other Loan Documents. This

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (PCA)
(Pope Resources, a Delaware Limited Partnership)

4819-6399-3975.2

Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender.
13.Borrower hereby releases and forever discharges Lender and Lender’s agents, principals, successors, assigns, employees, officers, directors and attorneys, and each of them (collectively the “Releasees”), of and from any and all claims, demands, damages, suits, rights or causes of action of every kind and nature that Borrower has or may have against the Releasees (or any of them) as of the date of this Amendment, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including but not limited to, all claims for compensatory, general, special, consequential, incidental and punitive damages, attorneys’ fees and equitable relief.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Signature Page Follows]

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (PCA)
(Pope Resources, a Delaware Limited Partnership)

4819-6399-3975.2

In Witness Whereof, the parties hereto have duly executed this Amendment to be effective as of the date first above written.

LENDER:
NORTHWEST FARM CREDIT SERVICES, PCA

By:
Authorized Agent

BORROWER:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Thomas M. Ringo, President and CEO

Amendment No. 3 to Second Amended and Restated Master Loan Agreement (PCA)
(Pope Resources, a Delaware Limited Partnership)
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4819-6399-3975.2